Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED BECAUSE IT IS NOT MATERIAL AND OF A TYPE THAT PMGC HOLDINGS INC. TREATS AS PRIVATE OR CONFIDENTIAL. SUCH REDACTED PORTIONS ARE INDICATED WITH “[***].”

STANDARD EXCLUSIVE LICENSE AGREEMENT WITH KNOW-HOW

[***] Agreement No: [***]

This Agreement is made effective as of June 30, 2026, (the “Effective Date”) by and between the [***] (“[***]”), a nonstock, nonprofit [***] corporation (“[***]”) under [***] Statutes, and a direct support organization of [***] (“[***]”) and NorthStrive Defense Tech LLC, a Limited Liability Corporation, a small entity organized under the laws of the state of Nevada and having its principal place of business at 120 Newport Center Drive, Suite 250, Newport Beach, CA 92660 (“Licensee”).

WHEREAS, [***] has intellectual property rights further described herein that it desires to have developed and used for the public benefit;

Whereas, Licensee has the capability and is willing to commit itself to developing and bringing to market products embodying the intellectual property defined below ([***] Ref [***]); and

Whereas, Licensee desires to obtain from [***] and [***] is willing to grant to Licensee a license to the intellectual property under the terms and conditions set forth in this Agreement.

THEREFORE, the parties hereby agree as follows:

Section 1 Definitions

“Affiliate” means any entity that directly or indirectly owns or controls, is owned or controlled by; or is under common ownership or control with a party to this Agreement; where “ownership” and “control” mean: (a) possession, or the right to possession, of at least 50% of the voting stock of the entity; (b) the power to direct the management and policies of the entity; (c) the power to appoint or remove a majority of the board of directors of the entity; or (d) the right to receive 50% or more of the profits or earnings of the entity. While an entity is entitled to the benefits of an Affiliate under this Agreement for only the period of time the entity qualifies as an Affiliate under this definition, all obligations under this Agreement that accrued to the entity while an Affiliate shall survive until fulfilled even though the entity no longer qualifies as an Affiliate. Notwithstanding anything to the contrary in this Agreement, Licensee shall not have Affiliates that are a foreign country of concern or a foreign principal as defined by Section 288.860, [***].

“Change Of Control” (a) any consolidation, merger, combination, reorganization or other transaction with a third party (other than an Affiliate of Licensee) in which Licensee is not the surviving entity, other than a transaction with the principal purpose of effecting a change in domicile or the legal entity status of Licensee; (b) Equity Interests of Licensee constituting more than 50% of the voting power of Licensee are exchanged for or changed into other Equity Interests, cash, and/or any other property, through one or a series of transactions with a third party (other than an Affiliate of Licensee); (c) a sale or other disposition of all or substantially all of the assets of the Licensee to a third party (other than an Affiliate of Licensee); (d) any initial public offering of Licensee’s Equity Interests or (e) the assignment or transfer of this Agreement to a third party (other than an Affiliate of Licensee); provided, however, Change of Control shall specifically exclude any issuance or sale of Equity Interests of Licensee, whether through one or a series of transactions, where such transaction(s) are conducted primarily for capital raising purposes such as Series B, C or subsequent round of Licensee’s financing (other than any initial public offering of Licensee’s Equity Interests). Notwithstanding anything to the contrary in this Agreement, the Parties shall not have affiliates, assignees, successors, representatives, subsidiaries, parents, or transferees which are a foreign country of concern or a foreign principal as defined by Section 288.860, [***].

“Confidential Information” means information or material disclosed by one party (“disclosing party”) to the other party (“receiving party”) that is marked as confidential at the time of disclosure or, if first disclosed orally or observed, is identified as confidential at the time of disclosure and summarized in a marked writing delivered to receiving party within 30 days after first oral disclosure. Confidential Information does not include information or material that: (a) is in the public domain other than through acts or omissions of receiving party, or anyone that accessed the Confidential Information from receiving party; (b) is already known at the time of disclosure as shown by competent evidence; (c) is independently developed by the receiving party without knowledge of the Confidential Information, as shown by contemporaneously written records; or (d) is lawfully disclosed to receiving party by a third party without restriction.

“Development Plan” means the written plan, attached as Appendix B and, as it may be updated from time to time, incorporated herein, describing the development and commercialization activities that Licensee will undertake to bring Licensed Product(s) to the market.

“Development Report” means each written report submitted by Licensee under Section 3.2 that contains at least the information specified on Appendix C, attached and incorporated herein, describing Licensee’s progress under the Development Plan.

“Documentation and Approvals” means, collectively, all information and documents in Licensee’s or Sublicensee’s possession relating to any of the Licensed Patents or Licensed Products, including all filings, approvals, reports, data, records, and correspondence related to regulatory approvals, reimbursement or pricing approvals and clinical trials or other studies of Licensed Products.

“Equity Interests” means equity securities or membership units of an entity or securities or membership units that are convertible into the entity’s equity securities or membership units.

“including” means including, non-exhaustively, and without restriction to items of the same kind or nature.

“Investigator” means Dr. [***] and Dr. [***].

“Know-How” means information and materials existing as of the Effective Date, owned by [***], related to the subject matter of the Patent Rights, generated by the Investigator or those working under the Investigator’s direction, and selected by [***], including the processes, techniques, data, and materials identified on Appendix A, attached and incorporated herein. If Know-How is provided in the form of: (a) tangible materials, then all progeny and modified and unmodified derivatives of the materials made by or on behalf of Licensee or Sublicensee are included within this definition of Know-How; and/or (b) software or other copyrightable work, then all derivative works made by or on behalf of Licensee or any Sublicensee are included within this definition of Know-How.

“Licensed Field” means Aerospace and Defense Technologies and excludes all other fields.

“Licensed Product(s)” means any product or process that: (a) is covered in whole or in part by a Valid Claim within the Patent Rights; (b) is manufactured by using a process that is covered in whole or in part by a Valid Claim within the Patent Rights and/or (c) that is Know-How or the development, manufacture, use, sale or importation of which incorporates, uses, has used or is derived from Know-How.

“Licensed Territory” shall be limited to: Worldwide.

“Licensee IP” means any and all patents and applications of Licensee that improve upon or are otherwise related to the subject matter of the Licensed Patents or that cover a Licensed Product, its manufacture or use.

“Net Sales” means the gross amount invoiced by Licensee or any Sublicensee for Licensed Products sold, leased, transferred, performed or otherwise provided, minus the following, solely to the extent included in the invoiced amount, documented and attributable only to the invoiced Licensed Products: (a) customary trade, quantity and cash discounts actually given; (b) returns, credits and allowances actually granted; (c) transportation and insurance, if charged separately and included in the gross invoiced amount; and (d) sales tax or other governmental customs charges actually paid and included in the gross invoice amount, excluding value-added taxes. Net Sales on Licensed Products transferred as part of a non-cash exchange, or to an Affiliate or Sublicensee or otherwise that is not an arms-length transaction shall be the average amount invoiced to unaffiliated third parties in an arms-length transaction for the same Licensed Products in the same country in the same reporting period. If there is no average amount, then [***] shall select another reasonable benchmark. Net Sales accrue with the first of delivery, payment or invoice.

“Patent Rights” means: (a) the patent(s)/patent application(s) listed on Appendix A, attached and incorporated herein; (b) all United States, PCT and foreign patent applications claiming priority to or from any of the patent(s) and patent application(s) listed on Appendix A, including divisionals, and continuation; (c) all patents issuing from any of the foregoing; and (d) all reissues and re-examinations, and any extensions, restorations, or supplementary protection certificates referencing any of the foregoing; in each case only to the extent of the claimed subject matter that is fully disclosed and enabled to satisfy 35 U.S.C. §112 by the disclosures in the patent(s) and patent application(s) listed on Appendix A.

“Royalty Report” means a certified written report (Appendix D), by country, showing how any amounts payable to [***] on amounts of Net Sales have been calculated and detailing the number, description, aggregate selling prices, all necessary tax filings, but only to the extent required to verify reductions taken related to foreign tax credits, and information to verify deductions from Net Sales (and a listing of the pertinent Patent Rights where the Licensed Product is composed of a subset of the Patent Rights) sold or otherwise disposed of in each calendar quarter upon which royalty is payable and the royalty payment amount due under Section 4.3 and 4.4.

“Sublicense” means any agreement, however captioned and regardless of how the conveyances are referred to therein, in which Licensee directly or indirectly grants, agrees not to assert, agrees not to practice, or is under an obligation to do any of the foregoing and/or any agreement that permits the making, offering for sale, using, selling or importing of Licensed Products. So defined, a Sublicense includes any agreement that permits any use of all or part of the Patent Rights or Know-How for research and/or development, and whether it is a stand-alone agreement or arrangement or part of a broader collaboration, development, or joint venture agreement or arrangement.

“Sublicensee” means any third party, including any Affiliate, who is a party to a Sublicense.

“Sublicensing Revenue” means any and all consideration under or otherwise in connection with a Sublicense, including license issue fees, lump sum payments, milestone payments, maintenance fees, profit sharing, joint marketing fee, equity or other payments of any kind whatsoever, irrespective of whether such consideration is received in the form of cash, offsets, barter, credit, stock, warrants, release from debt, goods or services, licenses back, a payment for equity that exceeds the pre-Sublicense fair market value of the equity, equity exchanges, or any other form whatever, excluding: (a) royalties paid to [***] based on Net Sales by the Sublicensee; and (b) if accompanied by competent documentary evidence: (i) reimbursement of the direct costs of bona fide future research and development of a Licensed Product (and not other products); and (ii) for any payment based on the same event that triggers a milestone payment to [***] under Section 4.5(a), the amount due to [***] for the corresponding milestone under Section 4.5(a). In no event shall the excluded amount be greater than the corresponding payment required in Section 4.5(a).

“Valid Claim” means any claim of an issued and unexpired patent which has not been disclaimed, revoked, held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

Section 2 Grant

2.1 Patent Rights. Subject to the terms and conditions of this Agreement and Licensee’s compliance with them, [***] grants to Licensee, and Licensee accepts, an exclusive, non-transferable, worldwide license, limited to the Licensed Field and the Licensed Territory, with the right to sublicense solely as set forth in Section 2.5, under the Patent Rights to make, have made, use, sell, have sold, and import royalty-bearing Licensed Products solely in the Licensed Field and the Licensed Territory.

2.2 Know-How. Subject to the terms and conditions of this Agreement and Licensee’s compliance with them, [***] grants to Licensee, and Licensee accepts, a non-exclusive, non-transferable license, limited to the Licensed Field and the Licensed Territory, with the right to sublicense solely as set forth in Section 2.5, to use the Know-How to make, have made, use, sell, have sold, import and export royalty-bearing Licensed Products solely in the Licensed Field and the Licensed Territory.

2.3 Retained Rights. [***] reserves: (a) for itself, [***], including [***] patient care facilities, and any non-profit institution or governmental entity the right to practice and have practiced on their behalf, the Patent Rights for research, clinical, and educational purposes and/or as necessary to comply with any applicable governmental requirements or guidelines governing the use and sharing of research materials; and (b) all rights not expressly granted in Sections 2.1 and 2.2.

2.4 Further Restrictions. [***] has not authorized the manufacture, use, sale or import of any products or processes other than royalty-bearing Licensed Products made, used, offered for sale, sold and imported in compliance with the terms of this Agreement. Unauthorized activities may constitute infringement. Nothing contained in this Agreement shall be construed as conferring, by implication, estoppel or otherwise, upon either party, any party in privity with a party, or any customer of any of the foregoing, any right, title or interest under any Patent Rights or other intellectual or tangible property right at any time, except for those rights expressly granted in Sections 2.1 and 2.2, including any rights outside the Licensed Field. If either party reasonably believes that a third party is using or selling Licensed Products arising hereunder outside the Licensed Field, or otherwise in violation of this Agreement, then Licensee shall terminate any arrangement that it has with such third party and cease all sale, lease or other transfer or use of Licensed Products to or with such third party.

2.5 Sublicense Rights.

(a) Provided that Licensee is in compliance with this Agreement and subject to the terms and conditions of this Agreement and Licensee’s and third party’s compliance therewith, Licensee shall have the right to grant Sublicenses to third parties. Each Sublicense shall be in writing, be in compliance with the terms and conditions of this Agreement, name [***] as a third party beneficiary, and shall not be transferable, including by further sublicensing, without the written consent of [***]. If an Affiliate desires to practice any of the rights licensed hereunder or if Licensee permits the making, offering for sale, using, selling or importing of Licensed Product by any third party, including an Affiliate, then Licensee shall execute a Sublicense with such Affiliate or other third party. Licensee shall have the same responsibility for the activities of a Sublicensee as if the activities were directly those of Licensee and any act or omission of a Sublicensee that would be a breach of this Agreement if performed by Licensee shall be deemed to be a breach of this Agreement by Licensee.

(b) Licensee shall notify [***] within thirty (30) days of the initiation of negotiations with any potential Sublicensee. Licensee shall provide [***] with a final un-redacted copy of each Sublicense and any amendment thereto within thirty (30) days after execution, and provide [***] annually a copy of all reports from any Sublicensees regarding Licensed Products and/or payments made under each Sublicense. [***]’s receipt of these copies shall not be deemed to imply that the agreements or reports are in compliance with the requirements under this Agreement or approval of their contents by [***].

(c) Licensee is expressly prohibited from granting a Sublicense to any Sublicensee that (a) is an entity owned by a foreign country of concern as defined by Section 288.860, [***]; (b) the government of a foreign country of concern has a controlling interest in the entity; or (c) is organized under the laws of or has its principal place of business in a foreign country of concern. For purposes of this section, foreign countries of concern are: China, Russia, Iran, Syria, North Korea, Cuba and Venezuela.

2.6 United States Government Rights. [***] may have obtained and/or may in the future obtain funding for the Patent Rights or Know-How from an agency of the United States government. Rights granted in this Agreement are limited by and subject to the rights and requirements of the government which may attach as a result of such funding, including as set forth in 35 U.S.C. 200 et seq, 37 C.F.R. Part 401 (“Bayh-Dole Act”). The terms of this Agreement shall be unilaterally amended as required to comply with the Bayh-Dole Act. Licensee agrees to comply with the provisions of the Bayh-Dole Act, including promptly providing [***] information requested to enable it to meet its compliance requirements, and to substantially manufacture Licensed Products and products produced through the use of Licensed Products in the United States, unless that requirement is waived.

Section 3 Diligence Obligations

3.1 Diligent Efforts. Licensee has or will obtain the expertise necessary to: (a) independently evaluate the inventions of the Patents Rights and Know-How and (b) shall diligently develop, commercialize and maintain supply of Licensed Products in at least all major market countries within the license granted hereunder.

3.2 Development Plan and Development Reports. Licensee has provided [***] with the Development Plan pursuant to which Licensee intends to develop and commercialize Licensed Products. On or before January 15 of each calendar year, Licensee shall provide [***] with a written Development Report that describes in detail as of that reporting period, all development and commercialization activities for each Licensed Product and, at least one year before commencement of commercial production of Licensed Products, specifics of planned manufacturing or production, together with an updated Development Plan for the next annual period. [***] shall have the right to audit Licensee’s records relating to development of Licensed Products to confirm compliance with the terms of this Agreement. Licensee’s failure to perform substantially in accordance with the then-current Development Plan or meet any diligence milestone constitutes, in each case, shall be a material breach of this Agreement.

3.3 Diligence Milestones.

(a) In partial satisfaction of its obligations to bring Licensed Products to market, Licensee shall achieve the diligence milestones set forth below within the time specified for each milestone. Licensee shall notify [***] in writing upon the achievement of each milestone and the actual date of such achievement.

Diligence Milestone	Completion Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b) Licensee may request an extension of any milestone due date, which request [***] shall consider in good faith, provided that Licensee has evidenced commercially reasonable efforts to achieve the milestone by the date due. Licensee shall make an extension request in writing at least ninety (90) days prior to the specified due date, fully describing Licensee’s efforts to achieve the milestone and reasons it believes the extension is necessary. If [***] agrees to grant the requested extension, then [***] and Licensee shall negotiate the specific terms of extension in good faith, which may include financial consideration.

(c)  The milestones set forth in this Section are good-faith projections and are subject to change as technical, funding, and market conditions develop. Licensee shall pursue them using commercially reasonable efforts, and the parties may adjust timelines by mutual written agreement. Failure to meet a milestone date shall not constitute a breach of this Agreement provided that Licensee has timely requested an extension under Section 3.3(b) as applicable.

3.4 Additional Applications. If [***] notifies Licensee in writing with information demonstrating the potential feasibility of a particular Licensed Product, market, or application outside of Licensee’s Development Plan in the Licensed Field or a territory that Licensee is not pursuing (each an “Additional Application”) or that a third party is interested in pursuing an Additional Application, then Licensee shall inform [***] in writing within thirty (30) days after the notice whether Licensee elects to develop the Additional Application, execute a Sublicense with the third party to do so, or decline to pursue the Additional Application. If Licensee elects to: (a) develop the Additional Application, then Licensee shall within thirty (30) days submit an updated Development Plan reasonably acceptable to [***] that covers the Additional Application; (b) execute a Sublicense with the third party, then Licensee shall promptly initiate the negotiations and conclude the Sublicense within a reasonable period of time; and/or (c) decline to develop the Additional Application or fails to execute a Sublicense with the third party, then, upon written notice from [***] to Licensee, the license under the Patent Rights applicable to such Additional Application shall cease without the requirement of a further writing or, at [***]’s option, the license thereto shall be converted to nonexclusive, and in each case, thereafter [***] will be entitled to directly license any third party for the Additional Application under the applicable Patent Rights.

Section 4 Financial Consideration

4.1 License Issue Fee. Licensee shall pay to [***] a non-refundable, non-creditable license issue fee of [***] Dollars ($[***]) within thirty (30) days of the Effective Date.

4.2 Annual License Maintenance Fee. Licensee shall pay to [***] a non-refundable, non-creditable annual license maintenance fee upon each anniversary of the Effective Date, commencing on the first anniversary and ending in the year the first Net Sales of a Licensed Product is achieved. The Annual License Maintenance Fee shall be paid in advance on a quarterly basis for each year in which this Agreement is in effect. The first quarterly installment of the Annual License Maintenance Fee shall be due on December 31, 2028 and shall be in the amount of Three Thousand Seven Hundred Fifty Dollars ($[***]), representing the advance payment for the first quarter of 2029, and shall not constitute an obligation in addition to the $[***] annual fee. The Annual License Maintenance Fee for a given year shall be due in advance and shall be paid in quarterly installments on March 31, June 30, September 30, and December 31 for the following quarter.

Payment	Year
[***]	2029	and every year thereafter until Net Sales of a Licensed Product is achieved

4.3.1 Royalty on Licensed Products. For the first [***] ($[***]) dollars of cumulative Net Sales, Licensee shall pay to [***] earned royalties calculated as a percentage of Net Sales as follows. Royalties are not additive, but are payable based on the highest applicable rate. For clarity, the first [***] ($[***]) dollars of cumulative Net Sales is for the life of the Agreement, so once $[***] in sales is met, all royalties on sales thereafter will be subject to the rates in 4.3.2. below.

(a)	[***] percent ([***]%) of Net Sales of Licensed Products within Subsection (a) or (b) of the definition.

(b)	[***] ([***]%) of Net Sales of Licensed Products within Subsection (c) but not within Subsection (a) or (b) of the definition.

4.3.2 After the first [***] ($[***]) dollars of cumulative Net Sales, Licensee shall pay to [***] earned royalties calculated as a percentage of Net Sales as follows. Royalties are not additive, but are payable based on the highest applicable rate.

(a)	[***] percent ([***]%) of Net Sales of Licensed Products within Subsection (a) or (b) of the definition.

(b)	[***] percent ([***]%) of Net Sales of Licensed Products within Subsection (c) but not within Subsection (a) or (b) of the definition.

4.4 Minimum Royalty. Beginning with the calendar year in which the first Net Sales of a Licensed Product has occurred, Licensee shall pay to [***] the non-refundable minimum annual royalty specified below in quarterly installments. The minimum royalty payment may be prorated in the first year due to reflect a partial year. The minimum royalty payment shall be fully creditable against earned royalties due to [***] under Section 4.3 for the same calendar year, but shall not be creditable against any other payment due under this Agreement, including past or future earned royalties that may be or may become due.

Year	Payment
[***]	$[***]

4.5 Milestone Payments. Licensee shall pay to [***] the non-refundable, non-creditable milestone payments upon the events and in the amounts specified below, whether reached by Licensee or a Sublicensee. Licensee shall promptly notify [***] upon the achievement of each of the development milestones and the actual date of such achievement, and submit the payment amount to [***] within thirty (30) days the date of achievement.

(a)	Product development milestones, due upon the first achievement of each milestone for each Licensed Product:

Milestone	Payment
NONE	$ N/A
$
$
$

(b)	Sales or corporate milestones, due only once upon the first achievement of each milestone:

Milestone	Payment
NONE	$ N/A
$
$
$

4.6 Sublicense Payments. Licensee shall pay to [***] [***] percent ([***]%) of Sublicensing Revenue until the first commercial-grade unit is built and validated, then Licensee shall pay to [***] [***] percent ([***]%) of Sublicense Revenue. Licensee shall promptly notify [***] of each payment of Sublicensing Revenue and submit payment to [***] within thirty (30) days from the date of receipt by Licensee. Licensee may not receive as consideration under the Sublicense from Sublicensees anything of value in lieu of cash payments without the express prior written permission of [***]. Licensee shall pay [***] a royalty on Net Sales as provided in Section 4.3, whether such Net Sales were achieved by Licensee or any Sublicensee. For clarity, these royalties do not constitute Sublicensing Revenue.

4.7 Intentionally Omitted.

4.8 Intentionally Omitted.

Section 5 Reports, Records and Accounting

5.1 Payments and Reports.

(a) Royalty Payments and Reports. Within thirty (30) days after the end of each calendar quarter, Licensee shall pay to [***] the quarterly installment of the minimum annual royalty due under Section 4.4 and royalties due under Section 4.3 in excess of the applicable minimum royalties paid. With each payment to [***], Licensee shall submit a report in the form shown in Appendix D, attached and incorporated herein, showing in sufficient detail for [***] to verify the calculation how any amounts payable to [***] have been calculated by Licensed Product on a per-country, product line, model or trade name basis. All reports shall contain a written representation signed by an executive officer of Licensee that the report is true and accurate, and fairly represents all amounts payable to [***]. If no payment is owed to [***], Licensee shall submit to [***] a certified statement so stating.

(b) Economic Impact Reports. Every year Licensee is required to report on statistics that are relevant to growth of businesses in [***]. On January 31 (for period ending December 31) and July 31 (for period ending June 30) of each year, Licensee shall provide a report that includes: the current # of employees in [***], average wage of employees in [***], the total # of employees, information about whether the company has gone public or been acquired, detail of the amount and sources of funding, any new products that have been introduced to the market, the number of employees who are [***] graduates, and the number of [***] interns for the period since the last report was received. This information will be held in confidence and provided in the aggregate. No confidential information will be identified with the specific company absent Licensee’s agreement.

(c) Other Payments and Reports. Licensee shall submit the following payments and reports, as applicable, in accordance with the specified Section. All reports shall be in sufficient detail for [***] to verify the calculation and/or compliance and contain a written representation signed by an executive officer of Licensee that the report is true and accurate, and, if applicable, fairly represents all amounts payable to [***].

Item	Section
Development Report	Section 3.2
Updated Development Plan	Section 3.2
Diligence milestones	Section 3.3
Annual license maintenance fee	Section 4.2
Milestone payments	Section 4.5
Sublicensing Revenue	Section 4.6
Royalty Payments Economic Impact	Section 5.1 Section 5.1
Patent expense reimbursement	Section 6.2

(d) Small Entity Status. If Licensee or any Sublicensee or any of their respective Affiliates does not qualify as a “small entity” as that term is currently defined by the United States Patent and Trademark Office, then Licensee shall immediately notify [***] in writing.

(e) All non-financial reports can be sent via email to commercialization-[***]

5.2 Records. Licensee shall keep and shall cause its Sublicensee(s) to keep complete, accurate and continuous records regarding activities and/or payments relating to this Agreement in sufficient detail to permit [***] to verify the accuracy and completeness of the reports and payments submitted hereunder for at least five (5) years following the end of the calendar year to which they pertain or longer if required by federal law.

5.3 Audit. [***] or its representatives may, upon reasonable notice during normal business hours, audit, review and copy all the records of Licensee and its Sublicensees necessary to verify the accuracy and completeness of the reports and payments pertaining to this Agreement. Licensee shall make the records available at a single United States location if requested by [***]. If the audit shows a payment deficiency, Licensee shall pay the deficiency with interest as provided in Section 5.5 within thirty (30) days of receiving notice. If a payment deficiency for any calendar year exceeds [***] percent ([***]%) of amounts paid for that year, then Licensee shall pay [***]’s out-of-pocket expenses incurred pursuant to this Section and any subsequent expense incurred to collect amounts due.

5.4 Self-Audit. Upon written request from [***], but no more frequently than once per calendar year absent reasonable cause to believe a payment deficiency exists, Licensee shall complete a self-audit of its books and records to verify the accuracy and completeness of the payments owed. The self-audit shall be completed and a report submitted to [***] detailing the findings of the self-audit and the manner in which it was conducted within one hundred and twenty (120) days of [***]’s request. If the self-audit determines that there is any payment deficiency, Licensee shall pay [***] the deficiency with interest as provided in Section 5.5 with the submission of the self-audit report to [***].

5.5 Accounting for Payments.

(a) All payments due under this Agreement are non-refundable and non-creditable except minimum royalties as provided in Section 4.4, and shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on [***] by any government or political subdivision with respect to any amounts payable to [***] pursuant to this Agreement. Licensee is responsible for all wire/bank fees associated with all payments due to [***] pursuant to this Agreement. Any amounts which remain unpaid after the date they are due to [***] accrue interest from the due date at the rate of [***]% per month or the maximum rate permitted by law, whichever is lower. This interest provision is not a grant of permission for any payment delays and acceptance of late payments shall not negate or waive [***]’s right to seek any other remedy, legal or equitable, to which it may be entitled. Licensee is responsible for repayment to [***] of any attorney, collection agency, and other out-of-pocket expenses to collect overdue payments.

(b) Except as otherwise directed, Licensee shall pay all amounts owing to [***] under this Agreement in United States dollars at the following address or by wire transfer. Licensee shall convert all monies owing in currencies other than United States dollars at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment date.

[***]

[***]

[***]

Wire transfer instructions are available from [***]

Licensee is responsible for all fees associated with payment

(c) To assure timely notice, invoices for payments under this Agreement will be sent via email delivery from [***] to [***], Secretary at [***] with copies to [***] at [***] and [***] at [***]

Section 6 Patent Prosecution

6.1 Responsibility. The preparation, filing, prosecution and maintenance of the Patent Rights shall be controlled by [***] using counsel of its choice. [***] will provide Licensee an opportunity to advise and comment on the preparation, prosecution and maintenance of the Patent Rights in the Licensed Field, which comments [***] shall consider in good faith. If Licensee fails to provide comments within fourteen (14) days, then Licensee shall be deemed to have no comments. [***] shall provide Licensee with copies of the documents sent to and received from the United States Patent and Trademark Office and foreign patent offices relating to Patent Rights, which shall be [***]’s Confidential Information hereunder.

6.2 Support. Licensee shall pay [***]: (a) $[***] within thirty (30) days of the Effective Date to reimburse costs and expenses associated with the Patent Rights prior to the Effective Date; (b) an amount to reimburse additional costs and expenses, if any, associated with the Patent Rights prior to the Effective Date that are not included in Subsection (a), within thirty (30) days of invoice from [***]; and (c) all documented costs and expenses incurred by [***] related to the preparation, filing, prosecution and maintenance of the Patent Rights, within thirty (30) days of invoice from [***].

6.3 Discontinuation of Support.

(a) Licensee may elect upon sixty (60) days’ prior written notice to [***] to discontinue support for any patent or patent application within the Patent Rights. Upon receipt of notice by [***], all rights in and to such patent or patent application shall revert to [***] and such patent or patent application shall be excluded from the Patent Rights, along with all Patent Rights arising from the excluded patent application or patent without the requirement of a further writing, and may be freely licensed by [***] to others without further obligation to Licensee. Licensee shall remain responsible for any costs or expenses incurred within the sixty (60)-day notice period.

(b) If [***], acting in reliance on notice of discontinuation of support, ceases to file or prosecute such patent application or maintain such patent, then Licensee and/or Sublicensees shall not sell any product or practice any processes that would have been covered by the claims of that patent application or patent in the relevant country unless Licensee pays royalties on Net Sales in that country at the rate set for Net Sales of Licensed Products defined under Subsection (c) of the definition of Licensed Products.

(c) In addition to and not in lieu of any other rights and remedies, [***] shall have the right to exclude from the Patent Rights any patent or patent application for which Licensee fails to pay any invoice submitted by [***] and does not cure the failure as provided for in Section 8.3(b). Upon notice from [***], the applicable patent(s) and/or patent application(s) shall revert to [***], and shall be excluded from the Patent Rights, along with all Patent Rights arising from the excluded patent application or patent, and may be freely licensed by [***] to others without further obligation to Licensee.

6.4 Patent Term Extension. The parties shall cooperate in selecting a patent within the Patent Rights for which to seek a term extension and a Licensed Product for which to seek a supplementary protection certificate in accordance with the applicable laws of each country where there are Patent Rights. Each party agrees to execute any documents and to take any additional actions as the other party may reasonably request in connection therewith.

6.5 Registration and Marking. Licensee agrees to: (a) register and give required notice concerning this Agreement, at its expense, in each country where an obligation under law exists to so register or give notice; and (b) mark the Licensed Products in such a manner as to conform with the patent laws and practice of any country of use, manufacture, shipment, sale or import, and the notice of License Field limitations set forth in Section 2.1. Upon request from [***], Licensee shall provide evidence of proper marking.

Section 7 Enforcement and Defense

7.1 Notice of Infringement. Licensee shall inform [***] promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence of the alleged infringement. Upon notice of alleged infringement, the parties shall promptly confer in good faith to develop a strategy for abatement of the alleged infringement, taking into consideration the impact of the alleged infringement outside the Licensed Field and on other licensees.

7.2 Right of Abatement. During the Term, [***] shall have the first right but not the obligation to abate alleged infringement of the Patent Rights at its own expense. If [***] elects not to abate an alleged infringement or to enforce the Patent Rights, or if [***] is unsuccessful in persuading the alleged infringer to desist and elects not to continue with its efforts, then it shall so notify Licensee, and thereafter, Licensee may but is not obligated to take steps to abate the alleged infringement, including to prosecute at its own expense the alleged infringement of the Patent Rights in the Licensed Field.

7.3 Declaratory Judgment. If a declaratory judgment action is brought naming Licensee and/or any of its Sublicensees as a defendant and alleging invalidity or unenforceability of any claims within the Patent Rights, Licensee shall promptly notify [***] in writing and [***] may elect, upon written notice to Licensee within twenty (20) days after [***] receives notice of the commencement of such action, to take over the sole defense of the action. If [***] does not exercise this right and Licensee is the sole licensee of the Patent Rights, Licensee shall be responsible for the sole defense of the action at Licensee’s sole expense.

7.4 Cooperation. In any suit in which either party is involved to enforce or defend the Patent Rights pursuant to this Agreement, the other party shall, at the request of the party initiating the suit, cooperate in all reasonable respects. Licensee may not enter any settlement, consent judgment, or other voluntary final disposition of the suit without the prior, written consent of [***], which consent [***] may not unreasonably withhold, provided that the settlement, judgment or disposition does not impose any material obligation on or make any admission of fault by or limit the rights of [***] or its Affiliates. Licensee shall indemnify [***] against any order for costs that may be made against [***] in any such proceedings or settlement.

7.5 Recovery. If Licensee undertakes the enforcement or defense of the Patent Rights, Licensee shall apply any recovery first in satisfaction of any unreimbursed expenses and legal fees relating to the suit (without limiting Licensee’s obligation of reimbursement of [***] expenses and legal fees as they are incurred). Licensee and [***] shall divide the balance remaining from any recovery equally. If [***] undertakes the enforcement or defense of the Patent Rights, [***] shall be entitled to retain any recovery for itself.

7.6 Patent Challenge. If Licensee and/or any Sublicensee intends to directly or indirectly challenge the Patent Rights or [***]’s ownership thereof, whether through a declaratory judgment action, opposition, post-grant proceeding or otherwise (“Challenge”), then Licensee shall: (a) give [***] ninety (90) days’ prior written notice; (b) continue to make all payments due hereunder directly to [***] and have no right to pay into escrow or other account any such amounts; and (c) if the Challenge is unsuccessful, reimburse [***] for all reasonable legal fees and expenses incurred in its defense against the Challenge; and (d) pay triple the royalty rate otherwise applicable on Net Sales for the remainder of the Term. No payment made to [***] is refundable or may be offset, including any amounts paid under this Agreement prior to or during the period of the Challenge, even if the Challenge is successful or it is otherwise determined that the Patent Rights are invalid or unenforceable.

Section 8 Term and Termination

8.1 Term and Royalty Term.

(a) The term of this Agreement begins on the Effective Date and, unless earlier terminated in accordance with this Section 8, continues until the date of the last to expire Royalty Term (“Term”).

(b) Licensee’s obligation to pay royalties under this Agreement shall continue on a Licensed Product-by-Licensed Product and country-by-country basis until the later of: (a) the last to expire of the Patent Rights covering the Licensed Product in that country; or (b) twelve (12) years from the date of first Net Sale for the Licensed Product in that country (“Royalty Term”). Upon expiration of the applicable Royalty Term, the license with respect to the Licensed Product in that country shall be perpetual, irrevocable, and fully-paid up, provided that Licensee’s obligations of indemnification and insurance shall remain in force. The parties have specifically negotiated this Royalty Term taking into account, among other factors, the benefit that Licensee has derived from the use of the rights licensed hereunder and the fully-paid up license thereto after the end of the Royalty Term.

8.2 Termination by Licensee. Licensee may terminate this Agreement in whole or, with [***]’s consent, with respect to a subset of the rights licensed hereunder, without cause at any time after the First anniversary of the Effective Date by giving at least sixty (60) days’ prior written notice to [***], and stating the reasons for termination in the notice.

8.3 Termination by [***].

(a) [***] may terminate this Agreement immediately upon notice to Licensee if [***] does not receive the license issue fee and patent expense reimbursement and, if applicable, certificates representing the Equity Interests to be issued to [***] pursuant to this Agreement, within thirty (30) days of the Effective Date.

(b) [***] may terminate this Agreement upon written notice if the Licensee commits a breach and fails to remedy such breach within thirty (30) days after receiving written notice thereof. By way of example and not limitation, Licensee breach of this Agreement includes: (i) delinquent reports, payments or required documents as specified in any Section of this Agreement or submission of any false report; (ii) failure to diligently develop and commercialize Licensed Products; and (iii) violation of any laws or regulations applicable to Licensed Products.

(c) Without limitation on its other rights and remedies, [***] may terminate this Agreement immediately upon notice to Licensee upon the occurrence of the second separate default by Licensee within any consecutive three-year period for failure to pay any monies due under this Agreement when due.

8.4 Immediate Termination. This Agreement shall immediately terminate, unless prohibited by applicable law, if the other party enters liquidation, has a receiver or administrator appointed over any assets related to this Agreement, makes any voluntary arrangement with any of its creditors, or ceases to carry on business, or any similar event under the law of any foreign jurisdiction. This Agreement cannot be assumed or assigned by Licensee, any trustee acting on behalf of the assets of Licensee, or otherwise.

8.5 Legal Proceedings. [***] does not license its rights to entities that bring actions or proceedings against [***] or its Affiliates and as such, [***] may terminate this Agreement upon written notice if Licensee or any Sublicensee directly or indirectly bring any action or proceeding against [***] or its Affiliates, unless such action or proceeding is for an uncured material breach of this Agreement by [***].

8.6 Transfer of Documentation and Approvals. In the event this Agreement is terminated prior to expiration, [***]’s financial interest in and to the Patent Rights and its interest in the development and use of the Patent Rights for the public benefit may be harmed due to lost patent term and other factors. Upon termination of this Agreement in whole or in part prior to expiration of the Term, Licensee shall, within ninety (90) days of the effective date of termination:

(a) deliver and/or provide [***] with access to Documentation and Approvals and permit [***] and its licensees and sublicensees to utilize, reference, cross reference, incorporate in applications and filings, and otherwise have the benefit of all Documentation and Approvals; and

(b) provide to [***] a copy of, and grant [***] a non-exclusive irrevocable, fully paid-up, perpetual, sublicenseable license to, all Licensee IP. [***] shall be free to use Licensee IP in the course of developing Licensed Products and/or otherwise exploiting the Licensed Patents, including licensing such rights to third parties. For clarity, the license granted under Section 8.6(b) does not extend to intellectual property or materials developed independently by Licensee that are unrelated to the Licensed Products or their manufacture or use.

If this Agreement is terminated only in part, the rights to Documentation and Approvals and Licensee IP shall be limited to those necessary or useful for the exploitation of the terminated portion.

8.7 Final Payment. Licensee shall submit a final report, including an accounting of all amounts that have accrued up to the date of such expiration or termination, and payment due to [***] within thirty (30) days of the effective date of termination or expiration of this Agreement, or, if applicable, the Sell-Off Period, even though the due date has not been reached.

8.8 Sell-Off Period. Upon the termination of this Agreement other than by [***] pursuant to Section 8.3, for a six(6)-month period following the effective date of termination (“Sell-Off Period”) Licensee may sell finished or in-progress Licensed Products in its inventory at its usual price provided that Licensee makes the payments, submits the reports and otherwise performs as required by this Agreement. After the Sell-Off Period, Licensee shall destroy or, at [***]’s request, transfer without charge or cost to [***] all remaining Licensed Products.

8.9 Effect of Termination. Upon the termination of this Agreement, all rights granted immediately revert to [***], and Licensee agrees not to practice or have practiced the Patent Rights or Know-How, and shall promptly return or destroy, at the [***]’s election, any tangible materials or derivative works within the Know-How. Upon termination or expiration of this Agreement and at the request of the disclosing party, all Confidential Information of the disclosing party shall be promptly returned or destroyed, at the disclosing party’s election; provided, however, one copy may be retained to evidence compliance herewith and electronic records maintained for archival purposes do not have to be destroyed.

8.10 Survival. The termination or expiration of this Agreement does not relieve either party of its rights and obligations that have previously accrued. Rights and obligations that by their nature prescribe continuing rights and obligations shall survive the termination or expiration of this Agreement, including the following Sections:

●	Section 5	Reports, Records and Accounting
●	Section 8.9	Effect of Termination
●	Section 11	Indemnification and Insurance
●	Section 13	Use of Names
●	Section 15	Confidentiality
●	Section 17	Miscellaneous

Section 9 Assignability

9.1 Permission. This Agreement and/or Licensee’s obligations and/or benefits hereunder may not be transferred, delegated or assigned by Licensee except with the prior written consent of [***]. [***] may transfer, delegate or assign this Agreement, the Patent Rights, Know-How and/or its obligations and/or benefits hereunder without the consent of Licensee. Any attempted transfer or conveyance by Licensee in contravention of this Agreement is null and void.

9.2 Consent. Consent to assignment by [***] shall be conditioned on: (a) Licensee being in full compliance with this Agreement; and (b) that such assignee or transferee: (i) agrees in writing to be bound by the terms and conditions of this Agreement; (ii) has greater net assets than does Licensee; (iii) is not adverse to [***] or its Affiliates in any action, suit or dispute; and (iv) is not materially detrimental to the reputation of [***] or its Affiliates. Consent for an assignment to an affiliate, or in connection, with a merger or sale of all or substantially all of its assets shall not be unreasonably withheld.

9.3 Insolvency. Notwithstanding anything to the contrary in this Agreement, this Agreement cannot be assumed or assigned by Licensee, any trustee acting on behalf of the assets of Licensee, or otherwise including in connection with Licensee’s insolvency, liquidation, appointment over any assets related to this Agreement, voluntary or involuntary arrangement with any of its creditors, ceasing to carry on its business or any similar event under the law of any foreign jurisdictions, unless such assignee provides evidence satisfactory to [***] that such assignee has the capability to perform as required by Sections 2.6 and 3.

Section 10 Dispute Resolution

10.1 Amicable Meeting. If a dispute arises between the parties relating to this Agreement, including the grounds for the termination thereof, the parties agree that the first recourse shall be to promptly attempt to amicably resolve the dispute with a sufficiently authorized member of each party.

10.2 Mandatory Procedures. Prior to initiating any administrative or judicial proceeding with respect to a dispute relating to this Agreement, other than payments made or due hereunder or for injunctive relief to enforce the provisions of Sections 10 or 15.3, each party shall first comply with the procedures set forth in this Section 10.2.

(a) A party asserting the existence of a dispute shall provide written notice to the other party with a statement of the facts and any documents relevant to the disputed issue. Within thirty (30) days after the date of that notice, senior representatives of the parties shall convene at a mutually convenient location and engage in good faith negotiations to resolve the dispute. In the case of [***], that representative is the Director of Commercialization. In the case of Licensee, that representative is the Melissa Stepovich, Secretary.

(b) If either party subsequently determines that negotiations between the representatives of the parties are at an impasse, the party declaring that the negotiations are at an impasse shall give written notice to the other party stating with particularity the issues that remain in dispute and its proposed resolution.

(c) Not more than thirty (30) days after the notice of impasse, the Vice President of [***] and the Chief Executive Officer of the Licensee shall meet at a mutually convenient location and engage in good faith negotiations to resolve the disputed issues.

(d) If any issue is not resolved at or within fifteen (15) days after the meeting of the Vice President and Chief Executive Officer, this Agreement shall no longer prohibit either party from filing appropriate administrative or judicial proceedings with respect to the issue in dispute.

10.3 Non-Waiver. The parties are not waiving their right to seek and obtain specific performance, injunctive relief or any other equitable remedy that may be available. The parties agree to consider in good faith any proposals to address disputed issues through alternative dispute resolution. The prevailing party in any dispute resolution proceeding or action may seek reimbursement of its documented attorneys’ fees.

Section 11 Indemnification and Insurance

11.1 Indemnification. Licensee shall, at all times during the Term and thereafter, indemnify, defend and hold harmless [***], the [***], and their respective directors, trustees, officers, employees, independent contractors and agents, including the inventors of the Patent Rights, regardless of whether the inventors are associated with the [***] at the time of the claim (“Indemnitees”), from and against any and all claims, losses, damages and/or liabilities of any kind whatsoever, as well as costs and expenses, including reasonable attorneys’ fees and court costs, whether arising from a third party claim or resulting from [***]’s enforcing this indemnification clause against Licensee, arising out of or relating to: (a) Licensee’s breach of this Agreement and/or Sublicensees’ breach of their respective agreements pertaining to the subject matter of this Agreement; (b) the exercise of any right granted, including exhaustion of [***]’s rights in patents other than the Patent Rights as licensed; (c) the manufacture, sale, offer for sale, importation, marking, exportation, use, marketing, or advertisement of Licensed Products, and related product liability therefrom; (d) any act or omission of negligence or willful misconduct by Licensee and/or Sublicensees; and/or (e) the death of or injury to person(s) or property damage relating to the subject matter of this Agreement. Notwithstanding the above, [***] at all times reserves the right to retain counsel of its own to defend the interests of the Indemnitees. Licensee shall not settle or compromise any claim or allegation subject to indemnification hereunder in a manner that imposes any material obligation on, or makes any admission of fault by, Indemnitees (including compromising the validity or enforceability of Patent Rights and/or Know-How). Indemnitees will cooperate as reasonably requested, at the expense of Licensee, in the defense of the action.

11.2 Insurance. Licensee has now and shall maintain insurance coverage appropriate to ensure its obligations under this Agreement that names the Indemnitees as additional insureds. Within ninety (90) days after the execution of this Agreement and thereafter by January 31 of each calendar year, Licensee will provide evidence of adequate insurance coverage to [***]. Report can be delivered electronically to [***]. Licensee shall provide [***] with at least thirty (30) days’ prior written notice of any change in or cancellation of the insurance coverage.

Section 12 Warranties and Disclaimers.

12.1 Warranties. Each party represents and warrants that: (a) the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute, deliver and perform this valid and binding agreement in accordance with the terms and conditions herein, including that the person signing this Agreement has the authority to execute this Agreement on behalf of the party; and (b) it shall comply with any applicable international, national, or local laws and regulations in its performance under this Agreement.

12.2 Licensee Statements. Licensee further represents and warrants that it: (a) shall diligently pursue the development, manufacture, and sale of Licensed Products throughout the Term; (b) now maintains and shall continue to maintain throughout the term and beyond insurance coverage as set forth in Section 11.2; and (c) is and shall be at all times during the Term a valid legal entity existing under the law of its state of formation with the power to own all of its properties and assets and to carry on its business as it is currently being conducted.

12.3 Disclaimer of Warranties.

(a) Licensee acknowledges and agrees that all property, whether tangible or intangible, licensed hereunder is licensed on an “as is, where is” basis without any express or implied representation, indemnification or warranty. Nothing in this Agreement is or shall be construed to be: (i) an obligation for [***] to bring or prosecute actions or suits against third parties for infringement of Patent Rights; (ii) an obligation for [***] or the [***] to furnish know-how or services other than those specified in this Agreement; or (iii) a warranty or representation by [***] that it will not grant licenses to others to make, use or sell products or processes that are not covered by the claims of the Patent Rights in the Licensed Field even if such products or processes may be similar or compete with products made or sold by Licensee.

(b) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 12.1, [***] MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTIES ARISING FROM ANY COURSE OF DEALING, USAGE, OR TRADE PRACTICE, WITH RESPECT TO THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE PATENT RIGHTS OR KNOW-HOW, THAT ANY PATENT WILL ISSUE BASED UPON ANY OF THE PENDING PATENT RIGHTS, THAT THE MANUFACTURE, USE, SALE, OFFER FOR SALE OR IMPORTATION OF THE LICENSED PRODUCTS WILL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS AND THAT AN EXPORT CONTROL LICENSE IS NOT REQUIRED, OR THAT IF REQUIRED, IT WILL BE ISSUED.

(c) [***] ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF LICENSED PRODUCTS AND /OR PRODUCTS INCORPORATING OR MADE BY USE OF LICENSED PRODUCTS. [***]’S TOTAL LIABILITY FOR DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT OF ROYALTIES THAT HAVE ACTUALLY BEEN PAID TO [***] AS OF THE DATE OF FILING AN ACTION AGAINST [***] THAT RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES.

(d) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS AND USE, PROVIDED THAT NOTHING SHALL LIMIT [***]’S REMEDIES OR ABILITY TO RECOVER DAMAGES, INCLUDING INCREASED DAMAGES FOR WILLFUL INFRINGEMENT OR MISAPPROPRIATION, IN THE EVENT IT ASSERTS ITS INTELLECTUAL PROPERTY RIGHTS.

Section 13 Use of Names

Licensee may not use the names or logos of [***] or the [***], nor of any of their respective employees or agents, including any inventor of Patent Rights or Know-How, nor any adaptation of those names, in any promotional, advertising or marketing materials or any other form of publicity, or to suggest any endorsement by these entities or individuals, without the prior written approval of [***] in each separate case, except that the parties may state that Licensee is licensed under the Patent Rights. A party may issue a press release or other form of public announcement regarding the execution of this Agreement only after the other party has given its written approval, which approval will not be unreasonably withheld.

Section 14 Notices

The parties shall provide any notice required to be given pursuant to this Agreement in writing to the addresses listed in this Section 14. Notice is effective on the day it is delivered personally with written receipt from an authorized signatory, on the second day after the day on which the notice has been delivered for next day delivery prepaid to a nationally recognized courier service, or on the fifth business day following deposit in the United States mail if sent certified or registered mail (return receipt acknowledgement is not required to certify delivery). Notice of late payments or reports are sufficiently delivered when sent by email only, effective on the day sent if confirmation is received.

If to [***]:	If to Licensee:

[***]	NorthStrive Defense Tech LLC
[***]	[***]
With Electronic Delivery to: [***]	[***]
and a copy to:
With Electronic Delivery to:
Commercialization	[***] (Primary Contact)
Attn: [***]	[***]
[***]
[***]
[***]

Section 15 Confidentiality

15.1 Treatment of Confidential Information. The receiving party: (a) shall use the disclosing party’s Confidential Information only as necessary to perform its obligations set forth in this Agreement; (b) shall not disclose the disclosing party’s Confidential Information to any third party other than as provided in Section 15.2; and (c) shall protect the disclosing party’s Confidential Information with the same degree of care that it exercises with its own Confidential Information but in no event less than a reasonable degree of care. These obligations of nonuse and nondisclosure remain effective for five (5) years after the termination or expiration of this Agreement. The terms of this Agreement are Confidential Information of [***].

15.2 Right to Disclose.

(a) To the extent it is reasonably necessary to fulfill its obligations or exercise its rights under this Agreement, receiving party may disclose disclosing party’s Confidential Information to third parties on the condition that each such entity agrees in writing to maintain Confidential Information for at least as long as and to the same extent as receiving party is required and is permitted to use the Confidential Information only to the extent receiving party is entitled to use the Confidential Information, and receiving party remains liable for the third party’s compliance. In no event shall Licensee or anyone receiving Confidential Information from Licensee use such Confidential Information in any manner detrimental to [***], its Affiliates, or their rights. [***] shall have the right to use and disclose the regulatory filings, patent rights and related information and data described in Section 8.6 for the purposes set forth therein.

(b) If receiving party is required by law, regulation, or court order to disclose any of the Confidential Information, then it may do so provided that it had promptly notified, if legally permissible, the disclosing party and had reasonably assisted the disclosing party in obtaining a protective order or other remedy of disclosing party’s election and expense.

15.3 Injunctive Relief. Given the nature of the Confidential Information and the competitive damage that would result to the disclosing party upon unauthorized disclosure, use, or transfer of their Confidential Information, the parties agree that monetary damages would not be a sufficient remedy for any breach or threatened breach of this Section 15. In addition to all other remedies, a party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 15 without obligation to show monetary damages in connection.

Section 16 Compliance

16.1 Regulatory Matters. Licensee shall have the sole obligation for compliance with, and shall ensure that any of its Sublicensees comply with, all local, state, federal, and international laws and regulations that are applicable to the development, manufacture, use, and sale of Licensed Products. Without limiting the generality of the foregoing:

(a) Licensee acknowledges that it is subject to and agrees to abide by United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of those items may require a license from the cognizant agency of the United States Government or written assurances by Licensee that it will not export items to certain foreign countries or persons without prior approval by that agency. [***] neither represents that a license is or is not required nor that, if required, it will be issued.

(b) Licensee shall obtain all necessary approvals from the United States Food & Drug Administration, Environmental Protection Agency, Department of Agriculture and any similar governmental authorities of foreign jurisdictions in which Licensee intends to make, use, import or sell Licensed Products.

16.2 University Rules and Regulations.

(a) Licensee understands and agrees that [***] personnel who are engaged by Licensee, whether as consultants, employees, or otherwise, or who possess a material financial interest in Licensee, are subject to the [***]’s rules regarding outside activities and financial interests, including as set forth in [***] Regulation 6.009, the applicable [***]’s Intellectual Property Policy, Faculty Handbook, and any applicable conflicts of interests management plan. Any term of an agreement between Licensee and [***] personnel which seeks to vary or override the personnel’s obligations to the [***] may not be enforced without the express written consent of authorized representatives of both the [***] Board of Trustees and [***]. Licensee is hereby notified that [***] personnel are obligated to resolve any conflict between the interests of the [***] and Licensee according to the rules, guidelines, and policies of the [***].

(b) [***] policies may require supplementary approvals for participation in clinical trials involving technology invented at the university. Accordingly, Licensee shall notify [***] prior to commencing any clinical trials at the [***] or its affiliated medical facilities.

Section 17 Miscellaneous

17.1 Governing Law. This Agreement and all disputes, controversies, claims, difference[s] or other causes of action which may arise from, under, out of or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of Florida without regard to its conflict of laws provisions, and venue for all disputes, controversies, claims, difference[s] or other causes of action which may arise from, under, out of or in connection with this Agreement is Leon County, Florida. Nothing in this Agreement is intended or shall be construed as a waiver of sovereign immunity by [***] or the [***]. The representations, warranties, covenants, and undertakings contained in this Agreement are for the sole benefit of the parties and the [***] and their permitted successors and assigns and shall not be construed as conferring any rights to any other entity.

17.2 Independent Contractors. The parties are independent contractors and not agents, joint venturers, employers or partners, and neither party shall have the right or authority to obligate or bind the other party on its behalf.

17.3 Integration. This Agreement, including any appendices and/or exhibits incorporated herein, constitutes the full understanding between the parties with reference to its subject matter, and supersedes all prior communications, agreements or understandings, written or oral. Neither party may claim any amendment, modification, or release from any provisions of this Agreement, unless the mutual agreement is in writing and signed by both parties’ duly authorized representatives, except as set forth in Section 2.6, 3.4 and 6.3. The delay or failure to assert a right or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver, or excuse a similar or subsequent failure to perform any such term or condition. A valid waiver must be executed in writing and signed by the party granting the waiver. Each party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be strictly construed against the drafter.

17.4 No Security Interest. Licensee may not encumber or otherwise grant a security interest in any of the rights granted under this Agreement.

17.5 Final Execution. The submission of this Agreement is not an offer, and this document is effective and binding only upon the execution by duly authorized representatives of both Licensee and [***]. Copies of this Agreement that have not been executed and delivered by both [***] and Licensee do not evidence an agreement between the parties.

17.6 Electronic Copies. This Agreement may be executed in any number of counterparts which, when taken together, constitute one original, and photocopy, facsimile, electronic or other copies shall have the same effect for all purposes as an ink-signed original. Each party consents to be bound by photocopy, facsimile or electronic signatures of its authorized representatives.

The parties have duly executed this Agreement on the dates indicated below.

[***]	NORTHSTRIVE DEFENSE TECH LLC

/s/ [***]	/s/ Melissa Stepovich
[***]	Melissa Stepovich,
[***]	Secretary

Date: 7/1/2026	Date: 6/30/2026

Acknowledged and Agreed:

/s/ [***]
[***]

Appendix A – Patent Rights and Know-How

Patent Rights

Ref #	Title	Filing Date	Serial #	Type	Status
[***]	Multi-Media Parcel Transportation Systems and Method	March 16, 2023 (Priority Date: March 16, 2022)	US Patent #12,291,334	Utility	Issued
[***]	Multi-Media Parcel Transportation Systems and Methods	Mar 16, 2022	63/320,507	Provisional	Expired

Know-How

Software, methods, data, and algorithms related to the control and navigation of a parcel delivery/transportation system that employs an aerial vehicle that drags, via a cable, a suspended parcel in the water, above water, and on the surface.

Appendix B - Development Plan

This high-level Development Plan covers the next [***] to [***] for the Licensed Product ([***] Ref. [***], US Patent 12,291,334). All milestones, dates, and figures below are good-faith projections only, are not commitments, and are subject to change as technical, funding, and market conditions develop. Licensee will pursue them using commercially reasonable efforts, and the parties may adjust timelines by mutual agreement.

[***]

[***]

[***]

[***]

[***]

Diligence Milestone	Completion Date
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Appendix C - Development Report

Indicate estimated start date and finish date for each activity

I.	Date Development Plan Initiated and Time Period Covered by this Report.

II.	Development Report (4-8 paragraphs).

A.	Activities completed since last report, including the objective and parameters of the development, when initiated, when completed and the results.

B.	Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

III.	Future Development Activities (4-8 paragraphs).

A.	Activities to be undertaken before next report including, the type and object of any studies conducted and their projected starting and completion dates.

B.	Estimated total development time remaining before a product will be commercialized.

IV.	Changes to Initial Development Plan (2-4 paragraphs).

A.	Reasons for change.

B.	Variables that may cause additional changes.

V.	Items to be Provided if Applicable.

A.	Information that has become publicly available relating to Licensed Products (e.g., published articles, competing products, patents)

B.	Development work being performed by third parties on behalf of Licensee, including name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

C.	Update of competitive information trends in industry, government compliance (if applicable) and market plan.

D.	Information and copies of relevant materials evidencing the status of any patent applications or other protection relating to Licensed Products or the Patent Rights.

E.	At least one year before commencement of manufacturing or commercial production, the specifics of planned manufacturing or production.

PLEASE SEND DEVELOPMENT REPORTS TO:

[***]

Attn: [***]

[***]

[***]

With Electronic Delivery to: [***]

Appendix D - [***] Royalty Report

Licensee Name:

Period Covered: From     /   /20        through           /    /20

Prepared by: _________________________________________ Date: _____________

(Signature)

Print Preparer Name and Title: _________________________________________________

Preparer Email Address: ____________________________Phone No.: _________________

I hereby represent that this report is true, accurate and fairly represents all amount payable to [***].

Certified by: __________________________________________ Date:

(Requires executive officer signature)

Print Officer Name and Title: ___________________________________________________

Report Details: If license covers multiple Licensed Products, please prepare a separate spreadsheet for each and a summary report for all Licensed Products combined. The spreadsheet should include the following information:

●	Licensed Product Name

●	Country(ies) of Sales (List each country. If royalties vary by country, provide a breakdown of specified information for each country.)

●	Unit Sales

●	Gross Sales

●	Promotional Discounts

●	Net Sales

●	Royalty Rate

●	Total Royalty Due This Period

●	Total Royalty Paid Last Period

●	Note any unusual occurrences that affected royalty amounts during this period.

●	To assist [***]’s forecasting, please comment on any market variables that would impact future royalties).

If multiple license agreements are required to generate any Licensed Product covered by this royalty report, indicate what percentage of the royalty is attributable to each agreement.

Licensed Product: ______________________

[***] Agreement No.:__________________ Percentage: _________

[***] Agreement No.: __________________ Percentage: _________

APPENDIX F: Human Trafficking Affidavit

[***]